SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 3, 2001


                               R-TEC HOLDING, INC.
             (Exact name of registrant as specified in its charter)

            IDAHO                            82-0515707
(State or other jurisdiction of              (I.R.S. Employer
 incorporation or organization)              Identification No.)


1471 E. COMMERCIAL AVE., BOISE, IDAHO        83642
(Address of Principal Executive Office)       (Zip Code)


                                 (208) 887-0953
                Registrant's Telephone No., including area code:


Indicate by a check mark whether Registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirements for the past 90 days.

                                             YES ( X )              NO  (  )



Item 2.  Acquisition or Disposition of Assets.

     On July 3, 2001, R-Tec Holding, Inc., ("the Registrant") acquired R-Tec Machine Tool, Inc., an Idaho corporation ("R-Tec Machine Tool"), pursuant to a Share Exchange and Reorganization Agreement (the "Agreement") by and between the Registrant and the four individual shareholders of R-Tec Machine Tool.

Under the terms of the Agreement, the parties agreed to be bound by and accept the fair market value placed on R-Tec Machine Tool obtained from an independent business appraisal. Consideration for the acquisition was 291,248 shares of the common stock of the Registrant valued at $1.00 per share which the parties agree and acknowledge was the fair market value of the Registrant's shares as of the date of the Agreement. The Agreement

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provides for each of the four R-Tec Machine Tool shareholders to receive equal shares of the Registrant's common stock in the transaction. Two of R-Tec Machine Tool shareholders, Douglas G. Hastings and Gary A. Clayton, are also officers, directors and major shareholders of the Registrant. The other two shareholders of R-Tec Machine Tool are Walter T. Hinkle and Joseph E. Hawkins. R-Tec Machine Tool leases space in the same building used by the Registrant as its primary business location.

Pursuant to the Agreement, the Registrant acquired all of the issued and outstanding stock of R-Tec Machine Tool. The Registrant now owns all of the assets of R-Tec Machine Tool and is subject to all of its liabilities. The principle assets include machine tool equipment. The assets acquired were valued at approximately $195,500 as of the June 30, 2001, unaudited balance sheet date.

The R-Tec Machine Tool assets include various pieces of machine tool equipment such as mills and lathes. This equipment is used in the machining of component parts for various high tech products including the sockets and automation equipment produced by the Registrant's subsidiary, R-Tec Corporation. R-Tec Corporation has been the major customer of R-Tec Machine Tool. Significant other customers include Micron Technology, Hewlett Packard and SCP Global Technologies.

The Registrant, through its subsidiaries, currently provides custom automation services and IC interconnect devices for the high-tech industry. It provides custom solutions through prototype development, tooling, manufacturing and consulting services. R-Tec Interconnect, Inc., also a subsidiary of R-Tec Holding, designs and manufactures burn-in sockets, high performance test sockets and interconnect devices for the IC chip industry. Management believes the acquisition of R-Tec Machine Tool will enable the Registrant, through its subsidiaries, to more effectively manufacturer and produce its products.

Balukoff, Lindstrom & Co., P.A., the independent auditors for the Registrant will conduct an audit of R-Tec Machine Tools in July and August, 2001. The required financial statements will then be prepared and filed in a Form 8-K on or within 60 days from July 18, 2001, the required date for filing the initial report on Form 8-K.


c) Exhibits 99.12




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                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               R-Tec Holding, Inc.
                                               (Registrant)


Date: July 17, 2001                             By: /s/ Douglas G. Hastings
                                                   -------------------------
                                                   Douglas G. Hastings
                                                   President











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                                  EXHIBIT INDEX

EXHIBIT                  DESCRIPTION
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99.12    Share Exchange and Reorganization Agreement